UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2012 (January 6, 2012)

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2012, The Brink’s Company (the “Company”), as parent borrower and a guarantor, certain foreign subsidiary borrowers and certain domestic subsidiary guarantors entered into an amendment (the “Amendment”) that amends and extends the Company’s $400 million revolving, unsecured credit agreement, dated as of July 16, 2010 (the “Credit Agreement”), among the Company, certain subsidiary borrowers and guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and various agents and lenders.

The Company borrowed approximately $110 million (U.S. dollar equivalent) under the Credit Agreement (as amended by the Amendment) as of the effective date of the Amendment.

The Amendment provides for an increase in the aggregate revolving commitment available under the Credit Agreement to $480 million at more favorable pricing terms and extends the maturity date to a date that is five years from the effective date of the Amendment.  The Amendment also terminates the competitive process whereby, under the Credit Agreement, the lenders could bid for loans in multiple currencies at varying interest rates.

All amounts under the Credit Agreement (as amended by the Amendment) are due on the earliest of (1) January 6, 2017, being the fifth anniversary of the Amendment effective date of January 6, 2012, (2) the date of termination specified by the Administrative Agent on behalf of the lenders upon the occurrence of any event of default under the Credit Agreement or (3) the date of termination specified by the Company.

The Company and its affiliates regularly engage many of the lenders named in the Amendment, among others, to provide other banking services.  All of these engagements are negotiated at arm’s length.

This description of the Amendment is not complete and is qualified in its entirety by reference to the entire Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

For additional information on the Credit Agreement, see the description thereof contained in Item 1.01 and Item 2.03 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 20, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2012, The Brink’s Company issued a press release announcing its acquisition of Kheops, SAS.  The release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
First Amendment to Credit Agreement, dated as of January 6, 2012, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the various lenders named therein.

	99.1	Press Release, dated January 9, 2012, issued by The Brink’s Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: January 9, 2012	By:	/s/ McAlister C. Marshall, II
McAlister C. Marshall, II Vice President

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1
First Amendment to Credit Agreement, dated as of January 6, 2012, among The Brink’s Company, as Parent Borrower and as a Guarantor, the subsidiary borrowers referred to therein, as Subsidiary Borrowers, certain of Parent Borrower’s subsidiaries, as Guarantors, Wells Fargo Bank, National Association, as Administrative Agent, and the various lenders named therein.

99.1	Press Release, dated January 9, 2012, issued by The Brink’s Company.